Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.	Registration Statement (Form S-8 No. 333-14177) pertaining to The Molex Incorporated Stock Purchase Plan,
2.	Registration Statement (Form S-8 No. 333-38259) pertaining to The 1990 Molex Incorporated Stock Option Plan,
3.	Registration Statement (Form S-8 No. 333-68481) pertaining to The 1998 Molex Incorporated Stock Option Plan,
4.	Registration Statement (Form S-8 No. 333-44652) pertaining to The 1991 Molex Incorporated Incentive Stock Option Plan,
5.	Registration Statement (Form S-8 No. 333-55700) pertaining to The 2000 Molex Incorporated Long-Term Stock Plan,
6.	Registration Statement (Form S-8 No. 333-111014) pertaining to The 2000 Molex Incorporated Long-Term Stock Plan,
7.	Registration Statement (Form S-8 No. 333-129559) pertaining to the 2005 Molex Employee Stock Award Plan,
8.	Registration Statement (Form S-8 No. 333-129560) pertaining to the 2005 Molex Employee Stock Purchase Plan,
9.	Registration Statement (Form S-8 No. 333-129561) pertaining to the 2005 Molex Incentive Stock Option Plan,
10.	Registration Statement (Form S-8 No. 333-129562) pertaining to the Amended and Restated 2000 Molex Long-Term Stock Plan, and
11.	Registration Statement (Form S-8 No. 333-138901) pertaining to the 2000 Molex Incorporated Incentive Stock Option Plan, the Molex 2005 Outside Directors’ Deferred compensation Plan and the Molex Deferred Compensation Plan, of our reports dated August 4, 2008, with respect to the consolidated financial statements and schedule of Molex Incorporated, and the effectiveness of internal control over financial reporting of Molex Incorporated, included in the Annual Report (Form 10-K) for the year ended June 30, 2008.
/s/ ERNST & YOUNG LLP
Chicago, Illinois
August 4, 2008